SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 10

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GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant To Section 12(b) Or 12(g) Of The Securities Exchange Act Of 1934

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ZOOM TELEPHONICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	3661	042621506
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification Number)

207 South Street Boston, Massachusetts 02111

(617) 423-1072

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act

None

Securities to be registered pursuant to Section 12(g) of the Act

Common stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”, “Risk Factors”, “The Spin-Off”, “Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information	“Historical Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Our Business”, and “Our Relationship with Zoom after the Spin-Off”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Management”

7.	Certain Relationships and Related Transactions and Director Independence	“Security Ownership of Certain Beneficial Owners and Management”, “Related Person Transactions”, and “Our Relationship with Zoom after the Spin-Off”, “Board of Directors”

8.	Legal Proceedings	“Our Business”

9.	Market Price of Dividends on Registrant’s Common Equity and Related Stockholder Matters	“The Spin-Off,” “Dividend Policy”, “Description of Capital Stock”, and “Management”

10.	Recent Sales of Unregistered Securities	Not Applicable

11.	Description of Registrant’s Securities to be Registered	“The Spin-Off”, “Dividend Policy” and “Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”

13.	Financial Statements and Supplementary Data	“Historical Selected Financial Data”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.

15.	Financial Statements and Exhibits	See “Index to Combined Financial Statements” and the statements referenced therein

(a) Financial Statements

The information required by this item is contained in the “Index to Financial Statements” and the statements referenced therein and is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit
2.1

Separation and Distribution Agreement by and between Zoom Technologies, Inc. and Zoom Telephonics, Inc. (incorporated by reference to annex B of the preliminary proxy statement filed by Zoom Technologies, Inc. May 13, 2009)

3.1	Form of Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (to be filed by amendment)

3.2	Form of Bylaws of Zoom Telephonics, Inc. (to be filed by amendment)

10.1

Share Exchange Agreement dated January 28, 2009 by and among Zoom Technologies, Inc., Zoom Telephonics, Inc., Lei Gu, Gold Lion Holding Limited and Tianjin Ton Guang Group Digital Communications Co., Ltd. (previously filed as exhibit 2.1 to the Form 8-K dated February 3, 2009 by Zoom Technologies, Inc.)

10.2

License Agreement between Zoom Telephonics, Inc. and Ton Guang Group Digital Communications Co., Ltd. (previously filed as exhibit 10.2 to the Form 8-K dated February 3, 2009 by Zoom Technologies, Inc.)

10.3

First Amendment to Lease, Surrender and Extension Agreement dated November 11, 2008 between 201-207 South Street LLC and Zoom Telephonics, Inc. (previously filed as exhibit 10.29 to the Form 10-K dated March 12, 2009 by Zoom Technologies, Inc.)

10.4

Amendment to Share Exchange Agreement by and among Zoom Technologies, Inc., Zoom Telephonics, Inc., Lei Gu, Songtao Du, Gold Lion Holding Limited and Tianjin Ton Guang Group Digital Communications Co., Ltd. dated May 12, 2009 (incorporated by reference to annex A-1 of the preliminary proxy statement filed by Zoom Technologies, Inc. May 13, 2009)

99.1	Preliminary Information Statement of Zoom Telephonics, Inc.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Zoom Telephonics, INC.

Date: July 9, 2009	By:	/s/ FRANK B. MANNING
Frank B. Manning
President and Chief Executive Officer

Exhibit No.	Exhibit
2.1

Separation and Distribution Agreement by and between Zoom Technologies, Inc. and Zoom Telephonics, Inc. (incorporated by reference to annex B of the preliminary proxy statement filed by Zoom Technologies, Inc. May 13, 2009)

3.1	Form of Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (to be filed by amendment)

3.2	Form of Bylaws of Zoom Telephonics, Inc. (to be filed by amendment)

10.1

Share Exchange Agreement dated January 28, 2009 by and among Zoom Technologies, Inc., Zoom Telephonics, Inc., Lei Gu, Gold Lion Holding Limited and Tianjin Ton Guang Group Digital Communications Co., Ltd. (previously filed as exhibit 2.1 to the Form 8-K dated February 3, 2009 by Zoom Technologies, Inc.)

10.2

License Agreement between Zoom Telephonics, Inc. and Ton Guang Group Digital Communications Co., Ltd. (previously filed as exhibit 10.2 to the Form 8-K dated February 3, 2009 by Zoom Technologies, Inc.)

10.3

First Amendment to Lease, Surrender and Extension Agreement dated November 11, 2008 between 201-207 South Street LLC and Zoom Telephonics, Inc. (previously filed as exhibit 10.29 to the Form 10-K dated March 12, 2009 by Zoom Technologies, Inc.)

10.4

Amendment to Share Exchange Agreement by and among Zoom Technologies, Inc., Zoom Telephonics, Inc., Lei Gu, Songtao Du, Gold Lion Holding Limited and Tianjin Ton Guang Group Digital Communications Co., Ltd. dated May 12, 2009 (incorporated by reference to annex A-1 of the preliminary proxy statement filed by Zoom Technologies, Inc. May 13, 2009)

99.1	Preliminary Information Statement of Zoom Telephonics, Inc.

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